UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 26, 2006

STAR GAS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-14129	06-1437793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2187 Atlantic Street, Stamford, CT 06902

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (203) 328-7310

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 26, 2006, Star Gas Partners, L.P., a Delaware limited partnership (“Star” or the “Partnership”) determined that it is necessary to amend and restate the Partnership’s financial statements for each of the fiscal years ended September 30, 2004 and 2005 as well as the Partnership’s quarterly reports for the periods ended June 30, 2006, March 31, 2006 and December 31, 2005 and its selected financial data for each of the fiscal years 2001 through 2005, with respect to the accounting and disclosures for certain derivative transactions under Statement of Financial Accounting Standards (“SFAS”) 133 “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) The Partnership will also be revising its unaudited results for the fourth quarter and fiscal year ended September 30, 2006, which were previously announced on December 15, 2006. The Audit Committee has discussed the restatement with KPMG, who served as the Partnership’s external auditors for all affected periods, in reaching the conclusion to restate the financial statements. Revised financial information for these periods will be included in the Partnership’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

The restatement was announced in a press release on December 28, 2006 which is attached as an exhibit to this Form 8-K. In light of the conclusion to restate the Partnership’s financial statements, the Partnership’s management, Audit Committee and Board of Directors have concluded that readers should no longer rely on the Partnership’s previously filed financial statements and other financial information for each of the fiscal years ended September 30, 2004, 2005, and the quarterly reports for the periods ended June 30, 2006, March 31, 2006 and December 31, 2005 as well as selected financial data for each of the fiscal years 2001 through 2005 as being in compliance with Generally Accepted Accounting Principles (“GAAP”) and can no longer rely on Management’s Report on Internal Control over Financial Reporting for fiscal 2005. Readers should also no longer rely on the Partnership’s previously announced unaudited results for the fourth quarter and fiscal year ended September 30, 2006 as being in compliance with GAAP.

The Partnership has determined that its documentation for all hedged transactions did not meet the requirements of paragraph 28(a)(2) of SFAS 133 which states that documentation shall include all relevant details including the date on or the period in which the forecasted transaction is expected to occur. The documentation of these hedges did not contain sufficient specificity. As a result, these hedges do not qualify for hedge accounting treatment. In addition to not meeting the documentation requirements, the Partnership has also determined that its forward contracts did not meet the criteria as described in paragraph 65(a) of SFAS 133 which permits an entity to assume that a hedge of a forecasted purchase of a commodity with a forward contract will be highly effective and that there will be no ineffectiveness to be recognized. Since the Partnership did not meet all the criteria as described in paragraph 65(a), especially the fact that the timing of the purchase of the underlying product did not match the forward purchase contract, the Partnership can no longer assume that the hedge was highly effective at the time of purchase.

The primary effect of a change in the designation of the derivative instruments will be the inclusion of any increases or decreases in fair value of the derivative instruments in the calculation of the Partnership’s net income for the period in which the increases or decreases in

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fair value occur. Under the previous accounting treatment used by the Partnership, increases and decreases in the fair value of derivative instruments were initially recorded in Accumulated Other Comprehensive Income (AOCI) and did not increase or decrease net income for the reporting period. While the impact of the change in any reporting period can be significant, the overall impact on operating income, net income and EBITDA (earnings before interest taxes depreciation and amortization) over the life of each derivative instrument will be the same. Under either accounting treatment, cash and cash flow from operating activities will be the same in any accounting period. By recognizing increases and decreases in the fair value of derivative instruments in the current period, rather than when the hedge expires and the underlying transaction is completed, the restatement will result in inter-period changes to previously reported AOCI, cost of product and measures of profitability such as operating income, income from continuing operations, net income and EBITDA. As a result, the Partnership will recognize any changes in the fair value of these derivative instruments in an accounting period earlier than that in which the purchase of the home heating oil occurs. To allow investors to better understand the Partnership’s results, Star intends to provide in future earnings releases and filings the impact to net income of recognizing any increases or decreases in fair value of derivative instruments that are not designated as hedged transactions pursuant to SFAS 133.

The Partnership estimates that the restatement will increase reported net income from continuing operations by approximately $ 27.5 million in fiscal 2004, reduce the Partnership’s reported net loss from continuing operations in fiscal 2005 by approximately $6.1 million and decrease reported net income from continuing operations in fiscal 2006 by approximately $52.0 million. In addition, the Partnership estimates that net income for fiscal 2007 will be increased by approximately $ 18.5 million related to unrealized losses that were previously included in AOCI as of September 30, 2006 and were expected to be realized in 2007 when the forecasted transaction impacted earnings in accordance with SFAS 133. However, as a result of not qualifying for hedge accounting, the $ 18.5 million has been recognized in net income and included in the adjustment of $ 52.0 million for the year ended September 30, 2006. For fiscal years ended 2004 to 2007, management estimates that the adjustments net out to a cumulative total of $0.2 million impact on income (loss) from continuing operations. The completion of the restatement and KPMG’s audit of the Partnership’s restated financial statements may result in other changes to the Partnership’s fiscal 2006 and prior period financial results in addition to those discussed above.

The Partnership intends to complete the restatement of its financial statements as expeditiously as possible, but cannot predict when the audit of the restated financial statements by KPMG will be completed or when the Partnership’s fiscal 2006 Form 10-K will be filed. The Partnership is considering the practical difficulties of meeting the documentation requirements of hedge accounting and has made no decision as to whether or not it will adopt hedge accounting in the future.

Item 9.01(d) Exhibits

99.1	Press Release dated December 28, 2006

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GAS PARTNERS, L.P.
By:	Kestrel Heat, LLC (General Partner)

By:	/s/ Richard Ambury

Name:	Richard Ambury
Title:	Chief Financial Officer

Date: December 28, 2006

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